Exhibit 99.1

Solar3D Launches New Brand and Logo;
Changes Corporate Name to Sunworks

NASDAQ Ticker Symbol to Change to "SUNW"

Roseville, CA – February 29, 2016 – Solar3D, Inc. (NASDAQ: SLTD), a leading provider of solar power solutions, today announced it has changed its name to Sunworks, Inc. The company will be traded under the NASDAQ ticker symbol “SUNW” beginning at the start of trading on March 1, 2016. The name change unifies the company’s operations under a set of common corporate values, goals and commitments.

“The new name, Sunworks, and corporate rebranding provide us with a common corporate identity and go-to-market presence that better reflects who we are as a company and creates a platform for continued growth and market expansion, supporting our outlook for 100% revenue growth in 2016,” said James Nelson, CEO of Sunworks. “Over the past two years, our business model has fueled profitable, organic growth that, when combined with our accretive acquisitions, puts Sunworks in a position to create long-term value for our customers and shareholders.”

The company initiated its blended, long-term growth strategy in 2014 with the acquisition of Solar United Networks (SUNworks), then MD Energy and Elite Solar.

Nelson continued, “By shifting our primary focus from technology development to solar integration, we expect to continue to grow profitably by providing residential and commercial customers with tailored solutions that make owning solar easier, more reliable and cost effective. This is in stark contrast to a marketplace dominated by companies that have been consistently losing value with business models built on financially-engineered leases and power purchase agreements that are not in the best interest of the customer.”

By combining organic growth with prudent, strategic acquisitions, and continually focusing on transparency, best-in-class customer service and offering reliable solutions, the company has experienced profitable, exponential growth. Today, Sunworks is one of the fastest-growing solar providers in the western United States.

As part of its rebranding, Sunworks will introduce a new corporate website which can be accessed by visiting www.Sunworksusa.com.

About Sunworks, Inc.

Sunworks, (formerly known as Solar3D) a leading provider of solar power solutions, is focused on the design, installation and management of solar power systems for commercial, agricultural and residential customers. Sunworks is one of the fastest growing solar systems providers in the western United States, delivering 2.5 kilowatt to multi-megawatt commercial systems.  The Company's mission is to further the widespread adoption of solar power by deploying affordable, state-of-the-art systems and developing breakthrough new solar technologies.  The Company’s focus is on putting the customer first, providing the best value systems in the industry, and delivering on what is promised.

To learn more about Sunworks, visit our website at http://www.Sunworksusa.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Investor Contact:

Rob Fink/John Roginski
Hayden IR
646-415-8972 / 570-569-2479
rob@haydenir.com / john@haydenir.com

Media Contact:

Coltrin & Associates
Caleb Cluff
212-221-1616
caleb_cluff@coltrin.com